UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2016

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2016, NuStar Energy L.P. (the “Partnership”) executed the Fourth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. (the “Partnership Agreement”) for the purpose of defining the preferences, rights, powers and duties of holders of 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Preferred Units”) in connection with the offering (the “Offering”) of Preferred Units that closed on November 25, 2016. The Partnership Agreement also incorporates, among other things, (i) the duly authorized amendments to the Partnership Agreement previously approved by the board of directors of the general partner of the Partnership (the “Board”), (ii) revisions to certain tax provisions to further conform these provisions to applicable Treasury Regulations and the manner in which the major accounting firms apply these provisions, and (iii) changes to the Partnership Agreement to reflect the passage of time and to remove provisions that are no longer applicable.

The Preferred Units rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

Holders of Preferred Units issued in the Offering will be entitled to receive, when, as and if declared by the general partner, out of legally available funds for such purposes, quarterly cumulative cash distributions. Distributions on Preferred Units will be cumulative from the date of issue and payable quarterly on the 15th day of each of March, June, September and December, commencing March 15, 2017. Distributions on the Preferred Units will be payable from and including the date of original issue to, but not including, December 15, 2021, at a rate equal to 8.50% per annum of the $25.00 stated liquidation preference per unit (equal to $2.125 per unit per annum). On and after December 15, 2021, distributions on the Preferred Units will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 6.766%.

At any time on or after December 15, 2021, the Partnership may, at its option, redeem the Preferred Units, in whole or in part, from any source of funds legally available for such purpose, by paying $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. In addition, the Partnership may redeem the Preferred Units following certain changes of control, as well as at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a rating event, each as described in the Partnership Agreement. If the Partnership does not exercise the option to redeem following a change of control, then the holders of the Preferred Units have the option to convert the Preferred Units into a number of common units per Preferred Unit as set forth in the Partnership Agreement. If the Partnership exercises its redemption rights relating to any Preferred Units following a change of control, the holders of those Preferred Units will not have the conversion right described above with respect to the Preferred Units called for redemption.

Holders of Preferred Units will have only limited voting rights with respect to potential amendments to the Partnership Agreement that have a material adverse effect on the existing terms of the Preferred Units and in certain other limited circumstances or as required by law. The description of the Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 3.1	Fourth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P.

Exhibit 4.1	Specimen Unit Certificate for the Series A Cumulative Redeemable Perpetual Preferred Units (attached as Exhibit B to the Fourth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. filed as Exhibit 3.1 hereto and incorporated herein by reference).

Exhibit 5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Preferred Units.

Exhibit 8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters.

Exhibit 23.1	Consent of Andrews Kurth Kenyon LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

By: NuStar GP, LLC
its general partner

Date: November 25, 2016	By:	/s/ Amy L. Perry
Name: Amy L. Perry
Title: Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Fourth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P.

Exhibit 4.1	Specimen Unit Certificate for the Series A Cumulative Redeemable Perpetual Preferred Units (attached as Exhibit B to the Fourth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. filed as Exhibit 3.1 hereto and incorporated herein by reference).

Exhibit 5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Preferred Units.

Exhibit 8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters.

Exhibit 23.1	Consent of Andrews Kurth Kenyon LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

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